UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2007

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in charter)

Delaware	1-10434	13-1726769
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

Pleasantville, New York	10570-7000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 2, 2007, The Reader’s Digest Association, Inc. (the “Company”) provided its directors and executive officers with notice of a blackout period in connection with the exchange of the Company’s shares of common stock for cash as set forth in the Agreement and Plan of Merger by and among the Company, Doctor Acquisition Co., a Delaware corporation (“Sub”) and a wholly owned subsidiary of RDA Holding Co. (formerly Doctor Acquisition Holding Co.), a Delaware corporation (“Parent”), and Parent, dated as of November 16, 2006 (the “Merger Agreement”). The notice stated that the blackout period, which is only with respect to the Company Stock Fund (the “Fund”) under The Employee Ownership Plan and The 401(k) Partnership of The Reader’s Digest Association, Inc. (the “Plan”) is necessary to close the Fund upon completion of the merger of Sub with and into the Company (the “Merger”). The blackout period is expected to begin once the Merger is completed, which is anticipated to occur in early March. The blackout period is anticipated to end during the week of March 5, 2007. The Company provided the notice to its directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Vanguard Participant Services, 100 Vanguard Blvd., Malvern, PA 19355, Telephone: (800) 523-1188.

A copy of the notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

Exhibits

99.1	Notice to Directors and Executive Officers of The Reader’s Digest Association, Inc. dated March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE READER’S DIGEST ASSOCIATION, INC.
                                                 (Registrant)

Dated: March 2, 2007	/s/ C.H.R. DuPree
C.H.R. DuPree
Vice President, Corporate Secretary and
Associate General Counsel